Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-229156) on Form S-4 and registration statements (Nos. 333-204313, 333-197025, 333-167818, 333-140950, 333-122881, 333-113149, 333-103510, 333-70948, 333-33336, 333-04615, and 333-230173) on Form S-8 of Tivity Health, Inc. of our report dated February 26, 2019, with respect to the consolidated balance sheets of Nutrisystem, Inc. and subsidiaries as of December 31, 2018 and 2017, the related consolidated statements of operations, comprehensive income, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2018, and the related notes (collectively, the consolidated financial statements), which report appears in the Form 8‑K/A of Tivity Health, Inc. dated May 23, 2019.  Our report on the consolidated financial statements refers to changes in the accounting for revenue and excess tax benefits from share-based payment transactions.

/s/ KPMG LLP

Philadelphia, Pennsylvania
May 23, 2019